Unaudited Pro Forma Financial Statements

On July 25, 2018, Kannalife Sciences, Inc. (the "Company") entered into a Share Exchange Agreement with TYG Solutions Corp. ("TYYG"), a publicly traded entity (the “Share Exchange”). The transaction was accounted for as a reverse recapitalization whereby the Company is the accounting acquirer and TYYG is the accounting acquire.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Share Exchange. These unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and TYYG. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and TYYG, has been prepared assuming the Share Exchange closed on June 30, 2018, and includes preliminary adjustments to reflect the events that are directly attributable to the Share Exchange and factually supportable. In addition, the unaudited pro forma condensed combined statement of operations combines the historical consolidated statements of operations of the Company and TYYG and has also been adjusted to give effect to pro forma events that are directly attributable to the Share Exchange, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma combined consolidated statements of operations for the years ended December 31, 2017 and 2016, and the six months ended June 30, 2018 are presented as if the Share Exchange had occurred on January 1, 2016. The Share Exchange will be accounted for as a capital transaction, or reverse recapitalization.

The Company has prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that it believes are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company's actual financial position or results of operations had the Share Exchange occurred on that date specified nor do they project the Company's results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the Share Exchange may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the Share Exchange or other costs relating to the integration of the two companies, or other historical acquisitions that were undertaken by the Company.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's historical financial statements and accompanying notes included in the Company's Financial Statements for the years ended December 31, 2017 and 2016, and June 30, 2018 contained in this Form 8-K.

Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2018

	Kannalife Sciences, Inc.	TYG Solutions Corp.	Pro Forma Adjustments		Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$48,696	$297,646	$353,000	C,D	$699,342
Marketable security (available for sale)	4,158,333	-	-		4,158,333
Other receivables	400	-	-		400
Due from related party	-	142,500	-		142,500
Total Current Assets	4,207,429	440,146	353,000		5,000,575

Security deposits	17,121	-	-		17,121
TOTAL ASSETS	$4,224,550	$440,146	$353,000		$5,017,696

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$184,076	$495	$-		$184,571
Notes payable	712,500	-	-		712,500
Note payable - related party	-	500,000	-		500,000
Payroll and related liabilities	243,809	-	-		243,809
Loan payable - related party	-	25,822	-		25,822
Due to related parties	-	27,305	-		27,305
Other current liabilities	-	5,000	-		5,000
Interest payable- related party	-	5,559	-		5,559
Total Current Liabilities	1,140,385	564,181	-		1,704,566

TOTAL LIABILITIES	1,140,385	564,181	-		1,704,566

STOCKHOLDERS' EQUITY (DEFICIENCY):
Series A preferred stock	12,250	-	(12,250)	B,D	-
Series B preferred stock	-	-	-	D	-
Common stock	139,051	953	(133,972)	A	6,032
Additional paid-in capital	6,010,036	34,797	(26,103)		6,383,980
			12,250
			203,000
			150,000
Treasury stock	(290)	-	290	A	-
Accumulated deficit	(3,076,882)	(159,785)	159,785	A	(3,076,882)
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	3,084,165	(124,035)	353,000		3,313,130
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$4,224,550	$440,146	$353,000		$5,017,696

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Operations
For the six months ended March 31, 2018

	Kannalife Sciences, Inc.	TYG Solutions Corp.	Pro Forma Adjustments		Pro Forma Combined

NET REVENUES:
Grant Revenue	$66,864	$-	$-		$66,864
TOTAL NET REVENUES	66,864	-	-		66,864

GROSS PROFIT	66,864	-	-		66,864

OPERATING EXPENSES:
Research and development expenses	58,637	-	-		58,637
General and administrative expenses	187,435	69,508	-		256,943
TOTAL OPERATING EXPENSES	246,072	69,508	-		315,580

LOSS FROM OPERATIONS	(179,208)	(69,508)	-		(248,716)

OTHER (EXPENSE) INCOME:
Interest income (expense), net	(8,150)	(5,708)	-		(13,858)
Other (expense) income, net	31,183	-	-		31,183
Loss on conversion	(61,815)	-	-		(61,815)
Realized gain on investments	3,901,974	-	-		3,901,974
TOTAL OTHER (EXPENSE) INCOME	3,863,192	(5,708)	-		3,857,484

NET INCOME (LOSS) BEFORE INCOME TAX	$3,683,984	$(75,216)	$-		$3,608,768

Income tax expense (benefit)	772,000	-	-		772,000

NET INCOME (LOSS)	$2,911,984	$(75,216)	$-		$2,836,768

Income (Loss) per common share - basic	$0.02	$(0.01)			$0.04
Income (Loss) per common share - diluted	$0.02	$(0.01)			$0.04

Weighted average common shares outstanding - basic	138,758,161	9,530,000		A	69,854,141
Weighted average common shares outstanding - diluted	151,008,161	9,530,000		A	69,854,141

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Operations
For the year ended December 31, 2017

	Kannalife Sciences, Inc.	TYG Solutions Corp.	Pro Forma Adjustments		Pro Forma Combined

NET REVENUES:
Grant Revenue	$-	$-	$-		$-
Revenue	-	1,154	-		1,154
TOTAL NET REVENUES	-	1,154	-		1,154

COST OF SALES:
Cost of sales	-	-	-		-
TOTAL COST OF SALES	-	-	-		-

GROSS PROFIT	-	1,154	-		1,154

OPERATING EXPENSES:
Research and development expenses	4,000	-	-		4,000
General and administrative expenses	1,190,362	23,597	-		1,213,959
TOTAL OPERATING EXPENSES	1,194,362	23,597	-		1,217,959

LOSS FROM OPERATIONS	(1,194,362)	(22,443)	-		(1,216,805)

OTHER (EXPENSE) INCOME:
Interest income (expense), net	(98,893)	-	-		(98,893)
TOTAL OTHER (EXPENSE) INCOME	(98,893)	-	-		(98,893)

NET INCOME (LOSS) BEFORE INCOME TAX	$(1,293,255)	$(22,443)	$-		$(1,315,698)

Income tax expense (benefit)	350,000	-	-		350,000

NET INCOME (LOSS)	$(1,643,255)	$(22,443)	$-		$(1,665,698)

Income (Loss) per common share - basic	$(0.01)	$(0.00)			$(0.02)
Income (Loss) per common share - diluted	$(0.01)	$(0.00)			$(0.02)

Weighted average common shares outstanding - basic	121,421,482	9,530,000		A	69,854,141
Weighted average common shares outstanding - diluted	121,421,482	9,530,000		A	69,854,141

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Operations
For the year ended December 31, 2016

	Kannalife Sciences, Inc.	TYG Solutions Corp.	Pro Forma Adjustments		Pro Forma Combined

NET REVENUES:
Grant Revenue	$-	$-	$-		$-
Revenue	-	34,970	-		34,970
TOTAL NET REVENUES	-	34,970	-		34,970

COST OF SALES:
Cost of sales	-	21,000	-		21,000
TOTAL COST OF SALES	-	21,000	-		21,000

GROSS PROFIT	-	13,970	-		13,970

OPERATING EXPENSES:
Research and development expenses	88,780	-	-		88,780
General and administrative expenses	1,298,222	30,264	-		1,328,486
Sales and marketing expenses	-	15,730	-		15,730
TOTAL OPERATING EXPENSES	1,387,002	45,994	-		1,432,996

LOSS FROM OPERATIONS	(1,387,002)	(32,024)	-		(1,419,026)

OTHER (EXPENSE) INCOME:
Interest income (expense), net	(65,897)	-	-		(65,897)
Other (expense) income, net	478	-	-		478
Realized gain on investments	232,510	-	-		232,510
TOTAL OTHER (EXPENSE) INCOME	167,091	-	-		167,091

NET INCOME (LOSS) BEFORE INCOME TAX	$(1,219,911)	$(32,024)	$-		$(1,251,935)

Income tax expense (benefit)	-	-	-		-

NET INCOME (LOSS)	$(1,219,911)	$(32,024)	$-		$(1,251,935)

Income (Loss) per common share - basic	$(0.01)	$(0.00)			$(0.02)
Income (Loss) per common share - diluted	$(0.01)	$(0.00)			$(0.02)

Weighted average common shares outstanding - basic	121,316,018	9,530,000		A	69,854,141
Weighted average common shares outstanding - diluted	121,316,018	9,530,000		A	69,854,141

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Notes to Unaudited Pro Forma Condensed Financial Information

NOTE 1 - BASIS OF PRESENTATION

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed financial statements to give effect to the pro forma events that are (i) directly attributable to the reverse recapitalization transaction between the Company ("accounting acquirer") and TYG Solutions Corp. ("accounting acquire"), (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed statement of operations, expected to have a continuing impact on the results following the reverse recapitalization. The Share Exchange will be accounted for as a capital transaction, or reverse recapitalization.

NOTE 2 - DESCRIPTION OF TRANSACTION

On July 25, 2018, TYG Solutions Corp., a Delaware corporation (“TYYG”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Kannalife Sciences, Inc., a Delaware corporation (“Kannalife”) and certain stockholders of Kannalife (the “Kannalife Stockholders”).

Pursuant to the terms of the Share Exchange Agreement, TYYG acquired approximately 99.7% of the issued and outstanding shares of Kannalife by means of a share exchange with the Kannalife Stockholders in exchange for 60,324,141 newly issued shares of the common stock of TYYG (the “Share Exchange”), which increased the Company's issued and outstanding shares of common stock to 69,854,141. As a result of the Share Exchange, Kannalife became a 99.7% owned subsidiary of TYYG, which on a going forward basis will result in consolidated financial reporting by TYYG to include the results of Kannalife. The initial closing of the Share Exchange occurred concurrently with entry into the Share Exchange Agreement (the “Initial Closing”). After the Initial Closing and for a period of no more than 120 days thereafter, unless extended in the sole discretion of TYYG, TYYG may issue, on the same terms and conditions as those contained in the Share Exchange Agreement, additional shares of the common stock of TYYG to Kannalife Stockholders that did not participate in the Initial Closing, provided that each additional Kannalife Stockholder becomes a party to the transaction documents (the “Additional Closing”).

NOTE 3 - PRO FORMA ADJUSTMENTS

The following adjustments have been reflected in the unaudited pro forma condensed financial information:

A.To adjustment common stock, additional paid-in capital and accumulated deficit to effect the reverse recapitalization.

B.On July 24, 2018, holders of Kannalife Series A Preferred stock converted 12,250,000 shares into common stock of Kannalife just prior to the Share Exchange on a 1-to-1 basis.

C.On July 24, 2018, TYYG entered into a stock purchase agreement with an accredited investor pursuant to which it sold 2,030,000 shares of TYYG common stock to the investor in exchange for aggregate gross proceeds of $203,000. Prior to the closing of the stock purchase agreement, 2,030,000 shares of TYYG common stock were surrendered to TYYG by certain stockholders.

D.On July 24, 2018, TYYG issued 75 shares of TYYG’s Series A Preferred Stock and 75 shares of TYYG’s Series B Preferred Stock to accredited investors in exchange for aggregate gross proceeds of $150,000.